                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                  BCSB BANKCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

           [BCSB BANKCORP, INC. LETTERHEAD]



                   January  12, 2000





Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of BCSB Bankcorp, Inc. (the "Company") to be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland on Wednesday, February 9, 2000, at 4:00 p.m., eastern time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of Baltimore County Savings Bank, F.S.B. (the "Bank"), the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                                   Sincerely,


                                   /s/ Gary C. Loraditch

                                   Gary C. Loraditch
                                   President

________________________________________________________________

                  BCSB BANKCORP, INC.
             4111 E. Joppa Road, Suite 300
               Baltimore, Maryland 21236
________________________________________________________________

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            To Be Held on February 9, 2000
________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of BCSB Bankcorp, Inc. (the "Company") will be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland on Wednesday, February 9, 2000, at 4:00 p.m., eastern time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

          1. The election of two directors of the Company for three-year terms;

          2.   The ratification of the appointment of
               Anderson Associates, LLP as independent
               certified public accountants of the Company for the fiscal year ending September 30, 2000;
               and

          3. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing pro-

posals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 22, 1999, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ David M. Meadows

                         David M. Meadows
                         Secretary
Baltimore, Maryland
January 12, 2000

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

________________________________________________________________
                    PROXY STATEMENT
                          OF
                  BCSB BANKCORP, INC.
             4111 E. Joppa Road, Suite 300
               Baltimore, Maryland 21236
________________________________________________________________
            ANNUAL MEETING OF STOCKHOLDERS
                   February 9, 2000
________________________________________________________________

________________________________________________________________
                        GENERAL
________________________________________________________________

     This Proxy Statement is furnished to stockholders of BCSB Bankcorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland on Wednesday, February 9, 2000, at 4:00 p.m., eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about January 12, 2000.

________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to David M. Meadows, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder's proxy.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW AND FOR THE OTHER PROPOSITION STATED. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

________________________________________________________________
       VOTING SECURITIES AND SECURITY OWNERSHIP
________________________________________________________________

     The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on December 22, 1999 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 6,053,162 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including the executive officers of the Company named in the Summary Compensation Table, set forth under "Proposal I -- Election of Directors -- Executive Compensation -
- Summary Compensation Table," and all of the Company's directors and executive officers as a group.

                                         SHARES OF COMMON STOCK
                                           BENEFICIALLY OWNED     PERCENT OF
                                            AT RECORD DATE(1)     CLASS (2)
                                           -----------------     ----------
Persons Owning Greater than 5%:
------------------------------
  Baltimore County Savings Bank, M.H.C.       3,754,960             62.0%
  4111 E. Joppa Road, Suite 300
  Baltimore, Maryland  21236

  BCSB Bankcorp, Inc.                           497,527 (3)          7.9
    Employee Stock Ownership Plan et. al.
  4111 E. Joppa Road Suite 300
  Baltimore, Maryland  21236

Directors:
  H. Adrian Cox                                   2,587               *
  Frank W. Dunton                                 5,000               *
  Henry V. Kahl                                     167               *
  Gary C. Loraditch                              18,087               *
  William M. Loughran                             5,375               *
  John J. Panzer                                  5,317               *
  P. Louis Rohe                                   4,030               *

All directors and executive                      72,597              1.2
  officers of the Company
  as a group (10 persons)

__________
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock. The listed amounts do not include shares with respect to which Directors Henry V. Kahl, H. Adrian Cox and Frank W. Dunton have voting power by virtue of their positions as trustees of the trusts holding 182,928 shares under the Company's Employee Stock Ownership Plan (the "ESOP") and 98,659 shares under the Baltimore County
    Savings Bank, F.S.B. (the "Bank") Deferred Compensation Plan (the "DCP"), nor 68,800 shares as to which such individuals share dispositive power by virtue of their positions as directors of Baltimore County Savings Bank Foundation, Inc. (the "Foundation"), nor 91,494 shares with respect to which Directors Kahl, Cox, Panzer have voting power by virtue of their positions as trustees of the Management Recognition Plan ("MRP") trust. ESOP shares are held in a suspense account for future allocation among participants as the loan used to purchase the shares is repaid. Shares held by the ESOP trust and allocated to the accounts of participants are voted in accordance with the participants' instructions, and unallocated shares are voted in the same ratio as ESOP participants direct the voting of allocated shares or, in the absence of such direction, in the ESOP trustees' best judgment. As of the Record Date, 18,292 shares had been allocated. Shares held by the DCP trust are voted in the same proportion as are the shares held by the ESOP trust. The shares held by the MRP trust are voted in the same proportion as the ESOP trustees vote the shares held in the ESOP trust. Shares held by the Foundation are voted in the same ratio as all other shares of Common Stock are voted. The shares held by the DCP trust are held for the benefit of directors in the following amounts: Mr. Cox, 8,946 shares; Mr. Dunton, 15,020 shares; Mr. Kahl, 6,917 shares; Mr. Loraditch, 4,420 shares; Mr. Loughran, 4,420 shares; Mr. Panzer 17,149 shares; and Mr. Rohe, 19,341 shares. Such directors bear the economic risk associated with such shares.
(2) Based on a total of 6,053,162 shares of Common Stock outstanding at the Record Date.

                             2

(3) Includes 182,928 shares owned by the ESOP, 98,659 shares owned by the DCP, 55,676 shares owned by the Bank's 401(k) Plan, 91,464 shares owned by the MRP trust and 68,800 shares owned by the Foundation. Henry V. Kahl, H. Adrian Cox and Frank W. Dunton, who serve as directors of the Company, serve as trustees of the ESOP and the DCP and serve as three of the Foundation's five directors. Such individuals share voting power over shares held by the ESOP and the DCP and share dispositive power over shares held by the DCP trust and the Foundation. Henry V. Kahl, H. Adrian Cox and John
    J. Panzer, who serve as a directors of the Company, serve as trustees of the MRP trust. The trustees of the MRP trust share voting and dispositive power over the shares held by the MRP trust. The Bank is the trustee of the 401(k) Plan assets invested in Common Stock, and in their capacities as directors of the Bank, Messrs. Kahl, Cox and Dunton share voting and dispositive power over shares held by the 401(k) Plan. In their individual capacity, such individuals disclaim beneficial ownership of shares held by the ESOP, the DCP, the MRP trust, the 401(k) Plan and the Foundation.
*   Less than 1% of outstanding Common Stock.

________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

GENERAL

    The Company's Charter requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two directors will be elected for terms expiring at the 2003 Annual Meeting. The Board of Directors has nominated Frank W. Dunton and Gary C. Loraditch to serve as directors for a three-year period. Both nominees currently are members of the Board. Under Federal law and the Company's Bylaws, directors are elected by a plurality of the votes at a meeting at which a quorum is present.

    It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

    The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors in 1998 in connection with the incorporation and organization of the Company. Each director of the Company also is a member of the Board of Directors of the Bank.

                                          YEAR FIRST
                            AGE AT        ELECTED AS     CURRENT
                          SEPTEMBER 30,   DIRECTOR OF      TERM
      NAME                   1999          THE BANK      TO EXPIRE
      ----                ------------    -----------    ---------
              BOARD NOMINEES FOR TERMS TO EXPIRE IN 2003
  Frank W. Dunton              71            1994 (1)       2000
  Gary C. Loraditch            45            1991           2000

                    DIRECTORS CONTINUING IN OFFICE

  Henry V. Kahl                56            1989           2002
  P. Louis Rohe                77            1955           2002
  H. Adrian Cox                55            1987           2001
  William M. Loughran          54            1991           2001
  John J. Panzer               57            1991           2001
                               3

_____________
(1) Mr. Dunton was a director of the Bank since its incorporation in 1955 through 1990. He rejoined the Bank's Board of Directors in 1994.

     Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     FRANK W. DUNTON has been retired since 1994. Prior to his retirement, Mr. Dunton was a self-employed real estate appraiser. He was a director of the Bank since its incorporation in 1955 through 1990. He rejoined the Board in 1994.

     GARY C. LORADITCH was named President of the Company, the Bank and the MHC effective January 4, 1999. Previously, he served as Vice President, Secretary and Treasurer of the Bank. He is a certified public accountant and an attorney. Mr. Loraditch joined the Bank in 1974.

     HENRY V. KAHL is an Assessor Supervisor with the State of
Maryland Department of Assessments & Taxation in Baltimore,
Maryland.

     P. LOUIS ROHE has been retired for approximately 10 years.
Prior to his retirement, Mr. Rohe was an attorney. He has been a director of the Bank since its incorporation in 1955.

     H. ADRIAN COX is an insurance agent with Rohe and Rohe
Associates, Inc. in Baltimore, Maryland. Mr. Cox also is employed as a real estate agent with Century 21 Horizon Realty, Inc. in Baltimore, Maryland.

     WILLIAM M. LOUGHRAN was named Senior Vice President of the Bank effective January 4, 1999. He also serves as Vice President of the Company and Baltimore County Savings Bank, M.H.C. (the "MHC"). Prior to being named Senior Vice President, he served as Vice President of the Bank in charge of lending operations. Mr. Loughran joined the Bank in 1973.

     JOHN J. PANZER, JR. has been a self-employed builder of residential homes since 1971.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth information with respect to executive officers of the Company who do not serve on the Board of Directors.

                       AGE
                     AS OF THE
NAME                RECORD DATE   TITLE
----                -----------   -----
Bonnie M. Klein         44        Vice President and Treasurer
                                  of the Company and the Bank

Michele J. Scott        41        Vice President and Savings
                                  Manager of the Bank

David M. Meadows        43        Vice President, General
                                  Counsel and Secretary of the
                                  Company and the Bank

    BONNIE M. KLEIN joined the Bank in 1975 and has served in various capacities of increasing responsibility since then. She was named Vice President and Treasurer of the Company and the Bank effective January 4, 1999. She is a Certified Public Accountant.
                               4

    MICHELE J. SCOTT has served the Bank since 1980. She has served in various capacities, most recently as Assistant Vice President and Branch Coordinator. She was named Vice President and Savings Manager of the Bank effective January 4, 1999. Ms. Scott has announced that she intends to retire from the Bank effective in March.

    DAVID M. MEADOWS was named Vice President, General Counsel and Secretary of the Company and the Bank effective January 4, 1999. Previously, he was a Partner in the law firm of Moore, Carney, Ryan and Lattanzi, L.L.C.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Boards of Directors of the Company and the Bank meet monthly and may have additional special meetings. During the year ended September 30, 1999, the Board of Directors of the Company met six times and the Board of Directors of the Bank met 14 times. All directors attended at least 75% in the aggregate of the total number of Company or Bank Board of Directors meetings held during the year ended September 30, 1999 and the total number of meetings held by committees on which he served during such fiscal year.

    The Bank Board of Directors' Audit Committee consists of Directors Cox and Panzer. The Committee met one time during the year ended September 30, 1999 to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Bank and to review internal accounting controls.

    The Bank Board of Directors' Executive Committee serves as the compensation committee. The Executive Committee consists of Directors Cox, Kahl, Rohe, Panzer and Dunton. The Executive Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Executive Committee reports its evaluations and findings to the full Board of Directors and all compensation decisions are ratified by the full Board of Directors. Directors of the Bank who also are officers of the Bank abstain from discussion and voting on matters affecting their compensation. The Executive Committee met 10 times during the fiscal year ended September 30, 1999.

    The Company's full Board of Directors acts as a nominating committee for selecting the management nominees for election as directors of the Company in accordance with the Company's Bylaws. In its deliberations, the Board, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area. The Board of Directors met once as a nominating committee during the year ended September 30, 1999. The Company's Bylaws set forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than 30 days nor more than 60 days prior to the date of any such meeting; provided, however, that if less than 40 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and
(iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

EXECUTIVE COMPENSATION

    Summary Compensation Table. The following table sets forth the cash and noncash compensation for the last fiscal year awarded to or earned by the executive officers of the Company in fiscal 1999 that exceeded $100,000 for services rendered in all capacities to the Company, the Bank and their affiliates.

                                                                         Long-Term Compensation
                                                                   -------------------------------------
                                     Annual Compensation                    Awards
                              ----------------------------------   ------------------------   Payouts
                                                                   Restricted   Securities  ------------
                                                  Other Annual        Stock     Underlying    All Other
Name                   Year   Salary    Bonus    Compensation(1)      Awards    Options(#)  Compensation
----                   ----   ------    -----    ---------------   ----------    ---------- ------------
Gary C. Loraditch      1999   $132,662   $15,145        --          $45,600 (3)   10,000     $19,057 (4)
   President (2)       1998    105,511    17,711        --               --           --      11,306
                       1997    107,763    17,006        --               --           --      12,335

William M. Loughran    1999    116,648    12,619        --           45,600 (3)   10,000      18,610 (4)
   Senior Vice         1998    103,646    17,711        --               --           --      11,306
     President         1997    108,159    17,006        --               --           --      12,335

Michael J. Dietz       1999     31,135        --        --               --           --     135,345 (4)
   Former President(5) 1998    118,975    20,366        --               --           --      13,000
                       1997    118,897    19,554        --               --           --      14,162

____________
(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 1999 did not exceed the lesser of 10% of the executive officer's salary and bonus or $50,000.
(2)  Mr. Loraditch was named President effective January 4,
     1999.
(3) Amount shown in the table is based on the closing price of the Common Stock of $8.00 as quoted on the Nasdaq National Market on the date of grant, July 15, 1999. The restricted Common Stock awarded vests at the rate of 25% per year following the date of grant, with the first 25% vesting on July 15, 2000. As of September 30, 1999, based on the average of the high and low sale price of the Common Stock of $6.90, as reported on the Nasdaq National Market, the aggregate value of the 5,700 shares of restricted Common Stock awarded to each of Messrs. Loraditch and Loughran was $39,330. In the event the Company pays dividends with respect to its Common Stock, when shares of restricted stock vest and/or are distributed, the holder will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of restricted Common Stock between the date the restricted stock was awarded and the date the restricted stock is distributed, plus interest on cash dividends, provided that dividends paid with respect to unvested restricted stock must be repaid to the Company in the event the restricted stock is forfeited prior to vesting.
(4) Amounts include $2,524, $2,207 and $459 of matching contributions paid by the Bank pursuant to the Bank's 401(k) Plan for the benefit of Messrs. Loraditch, Loughran and Dietz, respectively, $7,470, $7,470 and $8,589 accrued by the Bank under the Bank's pension plan for the benefit of Messrs. Loraditch, Loughran and Dietz, respectively, $9,063 and $8,933 in stock allocated to the accounts of Messrs. Loraditch and Loughran, respectively, under the ESOP and $126,297 paid to Mr. Dietz in connection with the termination of his employment with the Company
(5) Mr. Dietz served as President until his retirement on December 31, 1998.

     Option Grants in Fiscal Year 1999. The following table contains information concerning the grant of stock options during fiscal 1999 to each of the executive officers listed in the Summary Compensation Table.

                        NUMBER OF      % OF TOTAL
                        SECURITIES    OPTIONS/SARS
                        UNDERLYING     GRANTED TO
                       OPTIONS/SARS   EMPLOYEES IN    EXERCISE    EXPIRATION
NAME                    GRANTED (1)   FISCAL YEAR      PRICE         DATE
----                   ------------   ------------   ---------    -----------
Gary C. Loraditch         10,000        10.0%          $8.00      7/15/2009
William M. Loughran       10,000        10.0%           8.00      7/15/2009

__________
(1) Options vest at a rate of 25% per year following the date of grant, with the first 25% becoming exercisable on July
     15, 2000.

DIRECTOR COMPENSATION

     Fees. The Chairman of the Board of Directors receives a monthly retainer of $1,250 per month, and all other nonemployee directors receive $1,000 per month. Each nonemployee director also receives a fee of $250 per each regular and special Board and committee meeting attended, except for Loan Committee meetings, for which a fee of $150 is paid for each meeting attended. Directors who serve as officers of the Company or the Bank do not receive additional compensation for their service as directors.

     Deferred Compensation Plan. The Bank maintains a Deferred Compensation Plan (the "DCP"), which is a restatement of the Bank's Directors' Retirement Plan, for directors and select executive officers. Prior to each DCP year, each non-employee director may elect to defer receipt of all or part of his future fees (including retainers), and any other participant may elect to defer receipt of up to 25% of salary or 100% of bonus compensation. On each September 30 beginning with 1998, each DCP participant who has between three and 12 years of service as a director will have his account credited with $6,000. A participant who, after the DCP's effective date, completes three years of service as a director, will have his account credited with $24,000 on the September 30 following completion of three years of service. All amounts credited to a participant's account shall be credited with the investment return which would have resulted if such amounts had been invested, based upon the participant's choice, between the dividend-adjusted rate of return on the Common Stock and the Bank's highest annual rate of interest on certificates of deposit having a one-year term.
Each participant may make an election to receive distributions either in a lump sum or in annual installments over a period up to ten years. During the year ended September 30, 1999, the Bank did not make any further credits under the DCP.

     The Bank has established a grantor trust and may, at any time or from time to time, make additional contributions to the trust. In the event of a change in control, the Bank will contribute to the trust an amount sufficient to provide the trust with assets having an overall value equal to the aggregate account balances under the Plan. The trust's assets are subject to the claims of the Bank's general creditors and are available for eventual payments to participants.

     Incentive Compensation Plan.  The Bank's Board of
Directors adopted the Incentive Compensation Plan (the "ICP"), effective October 1, 1994. The ICP is administered by the Executive Committee, which is appointed by the Bank's Board of Directors. Under the ICP, each eligible director and employee receives annual cash bonus awards based on the Bank's performance under criteria specified in the ICP. In addition, pursuant to the terms of the ICP, directors are permitted to make deferral elections, and to elect to have the rate of return on their deferrals measured by either the Multiplier times 1.5% or the highest 12-month CD rate. During the year ended September 30, 1999, the Bank paid $2,569, $2,377, $2,834, $15,145, $12,619, 2,656 and $2,085 to
Directors Cox, Dunton, Kahl, Loraditch, Loughran, Panzer and Rohe, respectively, pursuant to the ICP.

     Reimbursement for Tax Advice. The Bank's Board of Directors has also adopted a policy to reimburse designated directors and officers for expenses they incur in connection with professional tax, estate planning or financial advice they obtain related to the benefits they receive under the stock and non-stock related benefit plans of the Bank and the Company. Reimbursements are limited to $1,000 for each eligible individual during any fiscal year, with a one-time allowance not to exceed $5,000 for estate planning expenses. The level of annual reimbursements may be increased to $2,000 on a one-time basis in the event of a change in control of the Company. No reimbursements were made by the Bank during the year ended September 30, 1999.

     Change-in-Control Severance Agreements. The Bank's Severance Agreements with Officers Loraditch and Loughran (collectively, the "Employees") have a term ending on the earlier of (a) 36 months after their recent renewal on October 22, 1997, and (b) the date on which the Employee terminates employment with the Bank. On each annual anniversary date from the date of commencement of the Severance Agreements, the term of the Severance Agreements may be extended for additional one-year periods beyond the then effective expiration date upon a determination by the Board of Directors that the performance of these individuals has met the required performance standards and that such Severance Agreements should be extended. An Employee becomes entitled to collect severance benefits under the Severance Agreement in the event of the Employee's (a) voluntary termination of employment (i) within 30 days following a change of control or (ii) within 30 days of certain specified events that both occur during the Covered Period (defined below) and constitute a Change in Duties, or (b) involuntary termination of employment for any reason other than "for Cause" during the period that begins 12 months before a change in control and ends 18 months after a change in control (the "Covered Period"). Because the MHC owns 61.4% of the Company's outstanding Common Stock, it is unlikely that there will be a change-in-control of the Company that would trigger a payment obligation under the Severance Agreements.

     In the event an Employee becomes entitled to receive severance benefits, the Employee will (i) be paid an amount equal to (i) 2.99 times the annualized base salary paid to the Employee in the immediately preceding 12-month period (excluding board fees and bonuses) and (ii) will receive either cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the second annual anniversary date of his termination of employment or continued participation in such benefit plans through the second annual anniversary date of his termination of employment, to the extent the Employee would continue to qualify for participation therein. The Severance Agreements provide that within 10 business days of a change of control, the Bank shall fund, or cause to be funded, a trust in the amount necessary to pay amounts owed to the Employees as a result of the change of control. The amount to be paid to an Employee from this trust upon his or her termination is determined according to the procedures outlined in the Severance Agreements, and any money not paid to the Employee is returned to the Bank.

     The aggregate payments that would be made to Officers Loraditch, and Loughran, assuming termination of employment under the foregoing circumstances at September 30, 1999, would have been approximately $800,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that one of these Employees prevails over the Bank in a legal dispute as to the Severance Agreement, he or she will be reimbursed for legal and other expenses.

     The Company and the Bank entered into an agreement with Michael J. Dietz, who served as President of the Company and the Bank until his retirement effective December 31, 1998. Pursuant to the terms of the agreement, Mr. Dietz resigned as an officer and director of the Company, the Bank and their affiliates and released the Company, the Bank and related companies and affiliates from all claims or liabilities based on his employment with the Company and the Bank or in connection with the termination of employment. Mr. Dietz also agreed not to compete with the Company or the Bank for a three-year period.
In exchange for these agreements, the Bank agreed to pay Mr.
Dietz $371,707,
payable in one-third installments on January 1st of 1999, 2000, and 2001 with interest on any unpaid amount calculated at a rate of 7% percent per annum.

TRANSACTIONS WITH MANAGEMENT

     The Bank offers loans to its directors and officers.
These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Board of Directors. At September 30, 1999, the Bank had $437,000 in loans outstanding to directors and executive officers.

________________________________________________________________
   PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
________________________________________________________________

     The Board of Directors has heretofore renewed the Company's arrangements with Anderson Associates LLP, independent public accountants, to be its auditors for the 2000 fiscal year, subject to ratification by the Company's stockholders. A representative of Anderson Associates, LLP will be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires. The representative will also be available to answer appropriate questions.

     THE APPOINTMENT OF THE AUDITORS MUST BE APPROVED BY A MAJORITY OF THE VOTES CAST BY THE STOCKHOLDERS OF THE COMPANY AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

________________________________________________________________
   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

     Pursuant to regulations promulgated under the Exchange
Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock (collectively, "Reports") and to furnish the Company with copies of all such Reports that are filed. Based solely on its review of such Reports or written representations that no such Reports were necessary that the Company received in the past fiscal year or with respect to the past fiscal year, management believes that during fiscal year 1999 all Reporting Persons have complied with these reporting requirements.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

     The Company's 1999 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

     For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than January 24, 2000. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending September 30, 2000, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236 by no later than September 14, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ David M. Meadows

                             David M. Meadows
                             Secretary
January 12, 2000
Baltimore, Maryland

________________________________________________________________
             ANNUAL REPORT ON FORM 10-KSB
________________________________________________________________

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, BCSB BANKCORP, INC., 4111 JOPPA ROAD, SUITE 300, BALTIMORE, MARYLAND 21236.

                    REVOCABLE PROXY
________________________________________________________________
                  BCSB BANKCORP, INC.
                  Baltimore, Maryland
________________________________________________________________

            ANNUAL MEETING OF STOCKHOLDERS
                   FEBRUARY 9, 2000

     The undersigned hereby appoints H. Adrian Cox, John J. Panzer and William M. Loughran, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of BCSB Bankcorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland, on Wednesday, February 9, 2000, at 400 p.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:
                                                     VOTE
                                         FOR        WITHHELD
                                         ---        --------
1. The election as directors of all
   nominees listed below (except as
   marked to the contrary below).        [  ]        [  ]

   Frank W. Dunton
   Gary C. Loraditch

   INSTRUCTION:  TO WITHHOLD YOUR VOTE
   FOR EITHER OF THE INDIVIDUALS NOMINATED, INSERT
   THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

   ________________________________________

                                                   FOR     AGAINST    ABSTAIN
                                                   ---     -------    -------
2. Proposal to ratify the appointment of
   Anderson Associates, LLP as independent
   certified public accountants of the Company
   for the fiscal year ending September 30, 2000   [  ]     [  ]        [  ]


   The Board of Directors recommends a vote  "FOR" the listed propositions.
________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
________________________________________________________________

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual
Meeting and a Proxy Statement dated January 12, 2000.

Dated: ___________________



___________________________      _____________________________
PRINT NAME OF STOCKHOLDER        PRINT NAME OF STOCKHOLDER


___________________________      _____________________________
SIGNATURE OF STOCKHOLDER         SIGNATURE OF STOCKHOLDER


    Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.